As filed with the Securities and Exchange Commission on March 13, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ON24, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3292599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

50 Beale Street, 8th Floor
San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)
ON24, Inc. 2021 Equity Incentive Plan
ON24, Inc. 2021 Employee Stock Purchase Plan
(Full Title of the Plan)

Sharat Sharan
Chief Executive Officer
ON24, Inc.
50 Beale Street, 8th Floor
San Francisco, CA 94105
(415) 369-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew D. Ledbetter, Esq.
DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104
(206) 839-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

ON24, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register an additional 2,059,466 shares of common stock under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and 411,893 additional shares under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to the evergreen provisions in the 2021 Plan and ESPP providing that the total number of shares of common stock reserved for issuance under the 2021 Plan and the ESPP will be automatically increased as of the first date of each fiscal year, starting January 1, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Commission on February 4, 2021 (File No. 333-252701), the Registration Statement on Form S-8 filed with the Commission on March 14, 2022 (File No. 333-263513) and the Registration Statement on Form S-8 filed with the Commission on March 15, 2023 (File No. 333-270540) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (SEC) allows the Registrant to “incorporate by reference” the information the Registrant files with the SEC, which means that the Registrant can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with (rather than furnished to) the SEC will update and supersede this information. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024;
(2) The Registrant’s Current Reports on Form 8-K filed with the SEC on February 26, 2024; and
(3)The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A (File No. 001-39965) filed with the SEC on January 29, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Notwithstanding the foregoing, the Registrant is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

As filed with the Securities and Exchange Commission on March 13, 2024
Registration No. 333-
Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

5.1	Opinion of DLA Piper LLP (US).				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).				X
24.1	Power of Attorney (included on the signature page).				X
99.1#	ON24, Inc. 2021 Equity Incentive Plan and form of stock option agreement and restricted stock units agreement thereunder.	10-K	3/30/2021	10.3
99.2#	ON24, Inc. 2021 Employee Stock Purchase Plan.	S-1	1/8/2021	10.4
107	Filing Fee Table				X

# Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 13th day of March, 2024.

ON24, Inc.

By:	/s/ Sharat Sharan
Sharat Sharan
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sharat Sharan and Steven Vattuone, and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

s/ Sharat Sharan	President, Chief Executive Officer and Director	March 13, 2024
Sharat Sharan	(Principal Executive Officer)

/s/ Steven Vattuone	Chief Financial Officer	March 13, 2024
Steven Vattuone	(Principal Financial and Accounting Officer)

/s/ Teresa Anania	Director	March 13, 2024
Teresa Anania

/s/ Anil Arora	Director	March 13, 2024
Anil Arora

/s/ Irwin Federman	Director	March 13, 2024
Irwin Federman

/s/ Ronald Mitchell	Director	March 13, 2024
Ronald Mitchell

/s/ Cynthia Paul	Director	March 13, 2024
Cynthia Paul

/s/ Dominique Trempont	Director	March 13, 2024
Dominique Trempont

/s/ Anthony Zingale	Director	March 13, 2024
Anthony Zingale

/s/ Barry Zwarenstein	Director	March 13, 2024
Barry Zwarenstein